Exhibit 99.1

MasterBrand Completes Separation from Fortune Brands

Expected to begin “regular-way” trading today under the MBC stock ticker

JASPER, Ind.—(BUSINESS WIRE)—Dec. 15, 2022— MasterBrand, Inc. (NYSE: MBC) (“MasterBrand”), the largest residential cabinet manufacturer in North America, has completed its previously announced separation from Fortune Brands Innovations, Inc. (“Fortune Brands”) and is now an independent, publicly-traded company.

Effective as of 5:00 p.m., Central Time, on Wednesday, December 14, 2022, Fortune Brands common stockholders of record as of 5:00 p.m., Central Time, on Friday, December 2, 2022 (the “Record Date”) received one share of MasterBrand common stock for every share of Fortune Brands common stock held as of the Record Date. Approximately 128.0 million shares of MasterBrand common stock were distributed, and no fractional shares were distributed. As a result, MasterBrand is now an independent, public company, and its common stock will begin “regular-way” trading on the New York Stock Exchange today, December 15, under the ticker MBC.

“Today we begin a new and exciting chapter in the MasterBrand story. With our unmatched product portfolio, industry-leading distribution network and strong track record of continuous improvement, we are very well-positioned to build on our rich history and deliver best-in-class operating and financial performance as a fully independent, publicly-traded company,” stated Dave Banyard, President and Chief Executive Officer. “Our experienced leadership team and dedicated associates across the company have already made meaningful strides in our strategic transformation, and we are just getting started.”

About MasterBrand:

MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 4,500 dealers, major retailers and builders, and MasterBrand employs over 14,000 associates across more than 20 manufacturing facilities and offices. Additional information can be found at www.masterbrand.com.

Forward Looking Statements:

Please note that the information included in this press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations. We caution you that these forward-looking statements speak only as of the date hereof, and we have no obligation to update them. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. While we believe these statements are based on reasonable assumptions and accurate as of the date they are made, they are not guarantees of future performance, and our actual results may differ materially from those estimated or projected as a result of, among other things, certain risks and uncertainties, including, but not limited to: the expected benefits and costs of the spin-off transaction; the tax-free nature of the spin-off; general business and economic conditions; our reliance on key customers and suppliers; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on MasterBrand’s business and results; and the other factors the risks described in our Registration Statement on Form 10, as amended.

Investor Relations:

Investorrelations@masterbrand.com

727-603-8630

Media Contact:

Media@masterbrand.com

Source: MasterBrand, Inc.